UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On November 12, 2025 (the “Effective Date”), Matthews International Corporation, a Pennsylvania corporation (“Matthews”) and Duravant LLC (the “Buyer”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, the Buyer will purchase all of the equity interests of Matthews Automation Solutions, LLC, a Delaware limited liability company and wholly-owned subsidiary of Matthews (the “Transferred Entity”) and certain related assets in exchange for approximately $230 million, representing cash consideration of $223.3 million plus the assumption of certain liabilities related to the business of the Transferred Entity, subject to adjustment following the Effective Date based on a number of factors, including, but not limited to, indemnification obligations and the final determinations (in accordance with the Purchase Agreement) of the total adjusted consideration for the Transferred Entity (based on an agreed enterprise value of $230 million, plus cash, less debt and transaction expenses and subject to a customary net working capital adjustment measured against a target amount) (the “Consideration” and such sale transaction being, the “Transaction”). The Transaction has been unanimously approved by the Board of Directors of Matthews.

The Purchase Agreement contains customary representations and warranties of Matthews regarding the Transferred Entity. Each of Matthews and the Buyer has agreed to certain customary covenants, including, among others and subject in all cases to the terms of the Purchase Agreement: covenants of Matthews relating to the conduct of the Transferred Entity and the related business during the interim period between the Effective Date and the closing of the Transaction (the “Closing”); Matthews’ and the Transferred Entity’s obligations to complete certain agreed restructuring activities with respect to the Transferred Entity, related to the Transactions (the “Restructuring”); the obligations of Matthews and the Buyer to use their reasonable best efforts to take all actions and do all things necessary, proper or advisable (subject to certain limitations) to obtain the required approvals to be satisfied as promptly as possible to consummate the Transaction; and non-solicitation and non-competition obligations of Matthews with respect to the business of the Transferred Entity (subject to certain agreed exceptions).

Consummation of the Transactions is subject to a number of customary conditions, including, but not limited to: (i) the receipt of all required consents, authorizations and approvals, or expiration or termination of any waiting periods, applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of an order by a governmental entity of competent jurisdiction prohibiting the transaction (the “Regulatory Approvals Condition”); (ii) subject to certain qualifications, the accuracy of the representations and warranties of the parties; (iii) the Restructuring having been consummated in all material respects in accordance with the Purchase Agreement and the plan with respect to the Restructuring; (iv) performance in all material respects by the other parties of their respective obligations and (v) no material adverse effect having occurred with respect to the Transferred Entity or its business.

The Purchase Agreement includes certain limited indemnification rights and obligations of Matthews related to, among other things, breaches of covenants, certain assets retained by Matthews and certain liabilities retained by Matthews. The Purchase Agreement also includes certain limited indemnification rights and obligations of the Buyer related to certain assets or liabilities of the Transferred Entity following the closing of the Transaction (unless related loss arises out of or as a result of fraud), losses arising after the closing of the Transaction from certain guarantees for the benefit of the Transferred Entity issued by Matthews, or breaches of covenants. The Buyer has agreed to obtain representations and warranties insurance with respect to breaches or inaccuracies in Matthews’ representations and warranties in the Purchase Agreement (subject to the exclusions and other terms set forth in such policies).

The Purchase Agreement contains certain customary termination rights for both Matthews and the Buyer, including, among others, a provision allowing either Matthews or the Buyer to terminate the Purchase Agreement if the closing of the Transaction has not occurred on or before January 31, 2026 (as such date may be extended under certain circumstances relating to the Regulatory Approvals Condition, but in no event later than 120 days after the date of the Purchase Agreement).

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Purchase Agreement and the Transaction in this Item 1.01 is incomplete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

The Purchase Agreement and the foregoing descriptions of the Purchase Agreement and the Transaction have been included to provide information regarding the terms of the Transaction. They are not intended to provide any other factual information about Matthews, the Buyer, the Transferred Entity or their respective businesses. The representations, warranties and covenants contained in the Purchase Agreement were made only as of specified dates and solely for the purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Purchase Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”) and are also qualified in important part by confidential disclosure and information schedules delivered by each party in connection with the Purchase Agreement. Matthews’ shareholders are not third-party beneficiaries under the Purchase Agreement. Accordingly, Matthews’ shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Matthews’ public disclosures.

Item 2.02	Results of Operations and Financial Condition.

The information set forth under Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 7.01	Regulation FD.

On November 13, 2025, Matthews issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Forward-looking Information

Any forward-looking statements contained in this Current Report on Form 8-K are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause Matthews’ actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include our ability to satisfy the conditions precedent to the consummation of the Transaction on the expected timeline or at all, our ability to achieve the anticipated benefits of the Transaction, our ability to achieve the anticipated benefits of the Propelis joint venture transaction, changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, including changes in costs due to adjustments to tariffs, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the Company’s plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company’s plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1+	Equity Purchase Agreement, dated as of November 12, 2025, by and between Matthews International Corporation and Duravant LLC

99.1	Press Release, dated November 13, 2025, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steve F. Nicola
Steven F. Nicola
Chief Financial Officer and Treasurer

Date: November 13, 2025